EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the 2008 Fourth Quarter Earnings Release and Conference Call

         Earnings Release Date - Wednesday, February 18, 2009
                      After 5:30 pm Central Time

          Conference Call Date - Thursday, February 19, 2009
                       At 10:00 am Central Time

SPRINGFIELD, Mo., Jan. 22, 2009 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) announces the release date for its fourth quarter 2008 earnings as Wednesday, February 18, 2009, with a conference call to follow on Thursday, February 19, 2009.

The Company's fourth quarter 2008 earnings will be released after 5:30 p.m. central time on Wednesday, February 18, 2009, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room."

Investors are invited to listen to the Company's conference call discussing the financial results for the fourth quarter of 2008, on Thursday, February 19, 2009, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." A replay of the call will also be available on the Company's website following the conference call. We invite interested analysts to join our call. The dial-in number for the call is (706) 643-0114 and the conference call ID number is 82016452.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,277 stores in 38 states as of September 30, 2008.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
          Investor & Media Contacts
          Mark Merz
            (417) 829-5878
          Ashley Clark
            (417) 874-7249